FIFTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT
This Fifth Amendment to Revolving Credit and Security Agreement, dated as of the 22nd day of September, 2014, by and among Horsehead Corporation, a Delaware corporation (“Horsehead”), Horsehead Metal Products, Inc., a North Carolina corporation (“Horsehead Metal”), Horsehead Zinc Powders, LLC, a Delaware limited liability company (Horsehead Zinc, together with Horsehead and Horsehead Metal, collectively, the “Borrower”), Horsehead Holding Corp., a Delaware corporation (“Holding”), Chestnut Ridge Railroad Corp., a Delaware corporation (“Chestnut Ridge”, together with Holding, each a “Guarantor and collectively, the “Guarantors”), the financial institutions party hereto (collectively, the “Lenders” and individually a “Lender”) and PNC Bank, National Association (“PNC”), as agent for the Lenders (PNC, in such capacity, the “Agent”) (the “Fifth Amendment”).
W I T N E S S E T H:
WHEREAS, Horsehead, Holding, the Lenders party thereto and the Agent entered into that certain Revolving Credit and Security Agreement, dated September 28, 2011, as amended by that certain: (i) First Amendment to Revolving Credit and Security Agreement, dated July 26, 2012, by and among Horsehead, Holding, Chestnut Ridge, the Lenders party thereto and the Agent; (ii) Second Amendment to Revolving Credit and Security Agreement, dated October 24, 2012, by and among Horsehead, Holding, Chestnut Ridge, Horsehead Metal, the Lenders party thereto and the Agent; (iii) Third Amendment to Revolving Credit and Security Agreement, effective as of November 30, 2013, by and among Horsehead, Holding, Chestnut Ridge, Horsehead Metal, Horsehead Zinc, the Lenders party thereto and the Agent; and (iv) Fourth Amendment to Revolving Credit and Security Agreement, dated as of June 30, 2014, by and among the Borrower, the Guarantors, the Lenders party thereto and the Agent (as further amended, modified, supplemented or restated from time to time, the “Credit Agreement”), pursuant to which, among other things, the Lenders agreed to extend credit to Borrower; and
WHEREAS, Borrower and the Guarantors desire to amend certain provisions of the Credit Agreement and the Agent and the Lenders desire to permit such amendments pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
1.All capitalized terms used herein which are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement unless the context clearly indicates otherwise.
2.    Section 1.2 of the Credit Agreement is hereby amended by inserting the following definition in its entirety in its proper alphabetical order:

201292725.2

“Fifth Amendment Closing Date” shall mean September 22, 2014.
3.    The definition of “Eligible Receivables” set forth in Section 1.2 of the Credit Agreement is hereby amended by deleting clause (j) therein in its entirety and in its stead inserting the following:
(j)    the Receivable arises with respect to a Customer whose aggregate amount of Receivables constitute fifteen percent (15%) (provided that with respect to Receivables due and payable by such Customers as may be approved in writing by the Agent in its discretion, (i) from the Fifth Amendment Closing Date through and including the earlier to occur of (y) the date of delivery to the Agent of the Borrowing Base Certificate for the calendar month ending October 31, 2014 or (z) November 25, 2014 (such date, the “October Delivery Date”), such percentage shall be forty percent (40%), (ii) from the October Delivery Date through and including the earlier to occur of (y) the date of delivery to the Agent of the Borrowing Base Certificate for the calendar month ending January 31, 2015 or (z) February 25, 2015 (such date, the “January Delivery Date”), such percentage shall be thirty percent (30%) and (iii) after the January Delivery Date, such percentage shall be fifteen percent (15%)) or more of the aggregate amount of all Receivables owed to the Borrower, to the extent such Receivables exceed such limit;
4.    The provisions of Section 2 through and including Section 3 of this Fifth Amendment shall not become effective until the Agent has received the following, each in form and substance acceptable to the Agent:

(a)	this Fifth Amendment, duly executed by Borrower, the Guarantors, the Lenders and the Agent; and

(b)	such other documents as may be reasonably requested by the Agent.
5.    The Loan Parties hereby reconfirm and reaffirm all representations and warranties, agreements and covenants made by and pursuant to the terms and conditions of the Credit Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement, as set forth in this Fifth Amendment or to the extent and for so long as any applicable, representation, warranty, agreement or covenant is directly or indirectly modified by the Agent's (for itself and on behalf of the Lenders) entering into the Intercreditor Agreement, and except any such representations or warranties made as of a specific date or time, which shall have been true and correct in all material respects as of such date or time.

201292725.2

6.    The Loan Parties acknowledge and agree that each and every document, instrument or agreement which at any time has secured payment of the Obligations including, but not limited to, the Credit Agreement, the IP Security Agreement and the Mortgages continue to secure prompt payment when due of the Obligations.
7.    The Loan Parties hereby represent and warrant to the Lenders and the Agent that (i) the Loan Parties have the legal power and authority to execute and deliver this Fifth Amendment; (ii) the officers of the Loan Parties executing this Fifth Amendment have been duly authorized to execute and deliver the same and bind the Loan Parties with respect to the provisions hereof; (iii) the execution and delivery hereof by the Loan Parties and the performance and observance by the Loan Parties of the provisions hereof and of the Credit Agreement and all documents executed or to be executed therewith, do not violate or conflict with the organizational documents of the Loan Parties or any law applicable to the Loan Parties or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Loan Parties and (iv) this Fifth Amendment, the Credit Agreement and the documents executed or to be executed by the Loan Parties in connection herewith or therewith constitute valid and binding obligations of the Loan Parties in every respect, enforceable in accordance with their respective terms.
8.    The Loan Parties represent and warrant that (i) no Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this Fifth Amendment or the performance or observance of any provision hereof; and (ii) they presently have no claims or actions of any kind at law or in equity against the Lenders or the Agent arising out of or in any way relating to the Credit Agreement or the Other Documents.
9.    Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.
10.    The agreements contained in this Fifth Amendment are limited to the specific agreements contained herein. Except as amended hereby, all of the terms and conditions of the Credit Agreement and the Other Documents shall remain in full force and effect. This Fifth Amendment amends the Credit Agreement and is not a novation thereof.
11.    This Fifth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.
12.    This Fifth Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles of conflicts of law thereof. The Loan Parties hereby consent to the jurisdiction and venue of any federal or state court located in the Commonwealth of Pennsylvania with respect to any suit arising out of or mentioning this Fifth Amendment.
[INTENTIONALLY LEFT BLANK]

201292725.2

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, have caused this Fifth Amendment to be duly executed by their duly authorized officers on the day and year first above written.

BORROWERS:
Horsehead Corporation By: /s/ Robert Scherich (SEAL) Name: Robert Scherich ______ Title: __ VP & CFO ______
Horsehead Metal Products, Inc. By: /s/ Robert Scherich (SEAL) Name: Robert Scherich Title: __ VP & CFO ______
Horsehead Zinc Powders, LLC By: /s/ Robert Scherich (SEAL) Name: Robert Scherich Title: VP & CFO
GUARANTORS:
Horsehead Holding Corp. By: /s/ Robert Scherich (SEAL) Name: Robert Scherich Title: VP & CFO
Chestnut Ridge Railroad Corp. By: /s/ Robert Scherich (SEAL) Name: Robert Scherich Title: VP & CFO

201292725.2

AGENT AND LENDER:
PNC Bank, National Association By: /s/ Douglas Hoffman Name: Douglas Hoffman Title: Vice President

201292725.2